UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: March 24, 2015
(Date of earliest event reported): March 20, 2015

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 20, 2015, Sunoco Logistics Partners Operations L.P. (the "Operating Partnership") amended and restated its existing $1.5 billion unsecured revolving credit agreement, which was entered into on November 19, 2013 (as so amended and restated, the "Amended and Restated Credit Facility"). The Amended and Restated Credit Facility is a $2.5 billion unsecured revolving credit agreement by and among: Operating Partnership, as Borrower; Sunoco Logistics Partners L.P., the parent of the Operating Partnership, as Guarantor; Citibank, N.A., as Administrative Agent; Barclays Bank PLC, Mizuho Bank, Ltd., PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., TD Bank, N.A. and Wells Fargo Bank, National Association, as Documentation Agents; and the other lenders party thereto. The Amended and Restated Credit Facility will continue to be available to fund the Operating Partnership's working capital requirements, to finance acquisitions and capital projects, to pay distributions, and for general partnership purposes. All capitalized terms used in this description, and not otherwise defined herein, have the respective meanings ascribed to such terms in the Amended and Restated Credit Facility.
Subject to the terms and conditions of the Amended and Restated Credit Facility, the Operating Partnership may borrow funds thereunder, on a revolving basis, either in the form of Base Rate Loans or Eurodollar Loans, plus an applicable margin. In addition, the Operating Partnership will be required to pay quarterly a Facility Fee to each lender equal to the applicable rate times such lender's applicable percentage of the aggregate commitments under the Amended and Restated Credit Facility.
The Amended and Restated Credit Facility includes an "accordion" feature, under which the total aggregate commitment may be extended to $3.25 billion under certain conditions, including each increasing lender's consent. The Amended and Restated Credit Facility contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the creation of indebtedness and liens, and other covenants related to the operation and conduct of the business of the Partnership and its subsidiaries. The Amended and Restated Credit Facility includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the Consolidated Funded Indebtedness of the Partnership and its subsidiaries to the Consolidated EBITDA of the Partnership and its subsidiaries, measured for the preceding twelve months, to not more than 5.00 to 1.00. This requirement is subject to a provision for increases to 5.50 to 1.00 in connection with certain acquisitions. The Amended and Restated Credit Facility provides for customary events of default, including failure to pay principal or interest when due, failure to comply with covenants, cross-defaults to other material indebtedness, and certain insolvency or receivership events.
The foregoing brief description is qualified in its entirety by reference to the Amended and Restated Credit Facility, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Partnership's Quarterly Report on Form 10-Q for the period ended March 31, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Safe Harbor Statement
Statements contained in this report that state the Partnership’s expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay Senior Vice President, General Counsel and Corporate Secretary
March 24, 2015
Philadelphia, PA